EXHIBIT 23.1

15 Warren Street, Suite 25

Hackensack, NJ 07601

(201) 3423427753

Fax: (201) 3427598

Email: paritz@paritz.com

Paritz & Company, P.A.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Canwealth Minerals Corporation

1376 Perrot Boulevard

Ile Perrot, Quebec, Canada J7V 7P2

Gentlemen:

We consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1/A of our report dated April 14, 2015 relating to the financial statements of Canwealth Minerals Corporation as of December 31, 2014 and 2013, and for the years then ended, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Paritz & Company P.A.

Paritz & Company, P.A.

Hackensack, New Jersey

April 24, 2015